UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

United States Basketball League, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15913	06-1120072
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8270 Woodland Center
Tampa, Florida	33614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 769-3500

46 Quirk Road, Milford, CT 06460

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	USBL	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On April 8, 2021, The United States Basketball League, Inc., a Delaware corporation (“USBL”) filed a current report on Form 8-K reporting the entry into a material definitive agreement under Item 1.01 and incorrectly overstated the total number of shares of preferred stock purchased by EROP Enterprises LLC from USBL (2,744,007 instead of 2,807,181 shares), incorrectly stated the per share price ($.053 instead of $.057). This Amendment No. 1 to Form 8-K/A amends and restates Item 1.01 and Item 1.03of the prior disclosure to reflect these changes.

Item 1.01 Entry into a Material Definitive Agreement.

Through a series of Stock Purchase Agreements (the “Purchase Agreements”), the majority owners of registrant, United States Basketball League, Inc. (“USBL”), Richard C. Meisenheimer, Daniel T. Meisenheimer, III, James Meisenheimer, Meisenheimer Capital, Inc. and Spectrum Associates, Inc. (the “Sellers”) sold a total of 2,704,007 shares of USBL’s common stock at a per share price of $.065, 2,400,000 shares of USBL’s common stock at a per share price of $.10 and 1,105,644 of USBL’s preferred stock at a per share price of $.057 for a total purchase price of $481,066. There were two purchasers of over 5% of the issued and outstanding shares of USBL’s capital stock following these sales, Equity Markets Advisory which owns 8.29% of the issued and outstanding shares of USBL’s common stock and EROP Enterprises LLC which owns 29.24% of the issued and outstanding shares of USBL’s common stock and 100% of the issued and outstanding shares of preferred stock. Each share of preferred stock has five votes, is entitled to a 2% non-cumulative annual dividend and is convertible at any time into one share of common stock. The foregoing description of the Stock Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreements with EROP Enterprises LLC which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K. World Equity Markets acted in the capacity of a broker/dealer and was issued 125,000 shares of common stock for its services.

Item 3.02 Unregistered Sales of Equity Securities.

Effective April 7, 2021, the Sellers sold a total of 2,704,007 shares of USBL’s common stock at a per share price of $.065, 2,400,000 shares of USBL’s common stock at a per share price of $.10 and 1,105,679 of USBL’s preferred stock at a per share price of $.057 for a total purchase price of $481,066. None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act (or Regulation D or Regulation S promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the registrant. The sales of these securities were made without any general solicitation or advertising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 13, 2021	United States Basketball League, Inc.

	By:	/s/ Saeb Jannoun
Saeb Jannoun
CEO